UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Approval of 2007 Long-Term Incentive Awards
     On December 14, 2006, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) granted long-term incentive awards for 2007 to each of the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K) and other key employees of the Company under its stockholder approved 2005 Stock Incentive Plan (the “Plan”). These awards consisted of performance share units (“Units”), non-qualified stock options and shares of restricted stock.
     The Units allow participants to earn from $0 to $200 per Unit, as determined by the Company’s achievement of certain performance measures. The two performance measures applicable to all participants are the Company’s return on invested capital and total shareholder return relative to those of the Company’s pre-defined “peer group.” The performance period for the Units runs from January 1, 2007 through December 31, 2009. The Units provide for settlement in cash or up to 50% in equivalent value in Company common stock, if the participant has met specified continued service requirements. The form of Performance Share Unit Award Agreement with respect to the 2007 grants under the Plan is attached as Exhibit 10.1 to this report.
     The non-qualified stock options grant the optionee the right to purchase a stated number of shares of the Company’s common stock at an exercise price of $35.69 per share, which represents the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on December 14, 2006. These options will be exercisable in equal annual installments beginning on December 31, 2007 for three consecutive years, and will expire on the tenth anniversary of the date of grant. The form of Stock Option Agreement with respect to the 2007 grants under the Plan is attached as Exhibit 10.2 to this report.
     The restricted stock entitles the holder to all rights of a shareholder of the Company with respect to the restricted stock, including the right to vote the shares and receive all dividends and other distributions declared thereon. The restrictions on the shares of restricted stock will lapse in equal annual installments beginning on January 1, 2008 for three consecutive years. The form of Restricted Stock Agreement with respect to the 2007 grants under the Plan is attached as Exhibit 10.3 to this report.
     Awards of the Units, non-qualified stock options and shares of restricted stock to the Company’s named executive officers were granted in the following amounts:

		Non-Qualified Stock	Shares of
Recipient	Performance Share Units	Options	Restricted Stock
Terence E. Hall	14,012.50	45,436	19,631
Kenneth Blanchard	6,475.00	20,995	9,071
Robert S. Taylor	4,500.00	14,591	6,304
Gregory L. Miller	2,760.00	8,949	3,867
A. Patrick Bernard	2,812.50	9,120	3,940

Item 8.01. Other Events.
     On December 14, 2006, the Company’s Board of Directors approved revisions to the charter for its Audit Committee. The restated Audit Committee Charter is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Performance Share Unit Award Agreement.

10.2	Form of Stock Option Agreement.

10.3	Form of Restricted Stock Agreement.

99.1	Audit Committee Charter, adopted December 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: December 20, 2006

Exhibit Index

Description of Exhibit

10.1	Form of Performance Share Unit Award Agreement.

10.2	Form of Stock Option Agreement.

10.3	Form of Restricted Stock Agreement.

99.1	Audit Committee Charter, adopted December 14, 2006.